                            PARTICIPATION AGREEMENT
                                     Among
                              THE PALLADIAN TRUST
                     WESTERN CAPITAL FINANCIAL GROUP, INC.
                                      and
            ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

THIS AGREEMENT, made and entered into as of this 24th day of October, 1996 by and among Allmerica Financial Life Insurance and Annuity Company (hereinafter, the "Company"), a Delaware insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time ( hereinafter referred to as the "Accounts"), The Palladian Trust, a business trust organized under the laws of Massachusetts (hereinafter referred to as the "Fund"), and Western Capital Financial Group, Inc., the underwriter of the Fund (hereinafter the "Distributor"), a California corporation.

WHEREAS, the Fund is engaged in business as an open-end management investment company and wishes to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to as "Variable Insurance Contracts" and the owners of such products being referred to as "Contract Owners") to be offered by insurance companies which have entered into participation agreements with the Fund ("Participating Insurance Companies"); and

WHEREAS, the shares of the Fund (the "Fund shares") consist of separate classes or series of shares, each designated a "Portfolio" and each series of shares ("Portfolio shares") representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has filed a registration statement (referred to herein as the "Fund Registration Statement" and the prospectus contained therein, referred to herein as the "Fund Prospectus") with the Securities and Exchange Commission (the "SEC") on Form N-lA to register itself as an open-end management investment company (File No. 811-08278) under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund shares (File No. 33- 73882) under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, each Account is a validly existing separate account duly authorized and established by resolution of the Board of Directors of the Company on the date set forth on Schedule 2, and sets aside and invests assets attributable to the Contracts, and the Company has registered or will have registered each Account with the SEC as a unit investment trust under the 1940 Act before any Contracts are issued by the Account; and

WHEREAS, the Company has filed or will file registration statements with the SEC to register under the 1933 Act certain variable annuity contracts and variable life contracts described in Schedule 1 to this Agreement, as may be amended from time-to-time (the "Contracts"), each such registration statement for a class or classes of contracts listed on Schedule 1 being referred to as the "Contracts Registration Statement," and the prospectus for each such class or classes being referred to herein as the "Contracts Prospectus," and the owners of such contracts; and,

WHEREAS, the Fund has obtained or has filed an application to obtain an order from the Securities


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and Exchange Commission ("SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9)a),13(a),15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e(b)(15) and 6e(T)(b)(15) thereunder, if any to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

WHEREAS, Palladian Advisors, Inc. (the "Investment Manager") is registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities laws and serves as overall manager to the Fund; and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and

WHEREAS, the Distributor and the Fund have entered into a Distribution Agreement (the "Fund Distribution Agreement") dated October 12, 1995 pursuant to which the Distributor will distribute Fund shares, and to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Portfolio shares on behalf of the Accounts to fund the Contracts and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

                    ARTICLE I.  TRANSACTIONS IN FUND SHARES

1.1. The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Accounts, executing such orders on a daily basis in accordance with Section 1.4 of this Agreement.

1.2. The Fund agrees to make the shares of its Portfolios available for purchase by the Company on behalf of the Accounts at the then applicable net asset value per share on Business Days as defined in Section 1.4 of this Agreement, and the Fund shall use reasonable efforts to calculate such net asset value on each such Business Day. Notwithstanding any other provision in this Agreement to the contrary, the Board of Directors of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of any Portfolio.

1.3. The Fund agrees to redeem, upon request, any full or fractional shares of the Fund held by the Accounts or the Company, executing such requests at net asset value on a daily basis in accordance with Section 1.4 of this Agreement and applicable provisions of the 1940 Act. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares to the extent permitted by the 1940 Act, or any rules, regulations or orders thereunder.


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1.4. (a)  For purposes of Sections 1.1, 1.2 and 1.3, the Company shall be the agent of the Fund for the limited purpose of receiving redemption and purchase requests from the Account (but not from the general accounts of the Company), and receipt on any Business Day by the Company as such limited agent of the Fund by the time prescribed in the current Contracts Prospectus (which as of the date of execution of this Agreement is expected to be 4 p.m.). shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such redemption or purchase request by 11:00 a.m. Eastern Time on the next following Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading or as otherwise provided in the Fund's then currently effective Fund Prospectus.

     (b) The Company shall pay for shares of each Portfolio on the same day that it places an order with the Fund to purchase those Portfolio shares. Payment for Portfolio shares will be made by the Account or the Company in Federal funds transmitted to the Fund by wire to be received by 11:00 a.m. on the day the Fund is notified of the purchase order for Portfolio shares (unless sufficient proceeds are available from redemption of shares of other Portfolios). If Federal funds are not received on time, such funds will be invested, and Portfolio shares purchased thereby will be issued, as soon as practicable.

     (c) Payment for Portfolio shares redeemed by the Accounts or the Company will be made in Federal funds transmitted to the Company by wire on the day the Fund is notified of the redemption order of Fund shares (unless redemption proceeds are applied to the purchase of shares of other Portfolios), except that the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund shall bear no responsibility whatsoever for the disbursement or crediting of redemption proceeds.

1.5. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Purchase and redemption orders for Fund shares will be recorded in an appropriate ledger for the Account or the appropriate SubAccount of the Account.

1.6. The Fund shall furnish notice as soon as reasonably practicable to the Company of any income dividends or capital gain distributions payable on Fund shares. The Company hereby elects to receive all such dividends and distributions as are payable on any Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends in cash. The Fund shall notify the Company of the number of Portfolio shares so issued as payment of such dividends and distributions.

1.7. The Fund shall use its best efforts to make the net asset value per share for each Portfolio available to the Company by 7 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such series is calculated, and shall calculate such net asset value in accordance with the then currently effective Fund Prospectus. Neither the Fund, the Distributor, nor the Investment Manager nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund, the Distributor or the Investment Manager.

1.8. While this Agreement is in effect, the Company agrees that all amounts available for investment


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under the Contracts shall be invested only in the Fund and/or allocated to the Company's general account, provided that such amounts may also be invested in an investment other than the Fund if:

     (a) such other investment company is advised by the Fund's Investment Manager;

     (b) the Fund and/or the Distributor, in their sole discretion, consents to the use of such other investment company;

     (c)  this Agreement is terminated pursuant to Article X of this Agreement.

The Company also agrees that it will not take any action to operate the Accounts as management investment companies under the 1940 Act without the Fund's and Distributor's prior written consent.

1.9. The Fund and the Distributor agree that Fund shares will be sold only to Participating Insurance Companies, their separate accounts, and to certain qualified pension plans, as may be permitted by Section 817 of the Internal
Revenue Code of 1986, as amended.   The Fund and the Distributor will not sell
Fund shares to any insurance company, separate account, or qualified pension plan unless an agreement containing provisions substantially the same as Article VII of this Agreement, as it may be amended from time to time, is in effect to govern such sales. No Fund shares of any Portfolio will be sold to the general public.


                    ARTICLE II.  REPRESENTATIONS AND WARRANTIES

2.1.  The Company represents and warrants:

     (a) that the Contracts are registered under the 1933 Act or will be so registered before the issuance thereof;

     (b) that the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; and

     (c) that the Company will require of every person distributing the Contracts (i) that the Contracts be offered and sold in compliance in all material respects with all applicable Federal and state laws and (ii) that at the time it is issued each Contract is a suitable purchase for the applicant therefor under applicable state insurance laws.

The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly authorized each of its Accounts as a separate account under the insurance law of its state of domicile, and has registered or, prior to the issuance of any Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act to serve as separate accounts for the Contracts, and that such registration will be maintained for as long as any Contracts are outstanding.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is a business trust duly organized and in good standing under the laws of


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Massachusetts.

2.3. The Fund represents that each series currently qualifies and will make every effort to continue to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and to maintain such qualification (under Subchapter M or any successor or similar provision), and that the Fund will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.






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2.4.  The Fund represents that each series currently complies with and will make every effort to continue to comply with Section 817(h) (or any successor or similar provision) of the Code, and all regulations issued thereunder, and that the Fund will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.5. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.6. The Fund represents that the Fund's investment policies, fees and expenses and operations are and shall at all times remain in material compliance with the laws of Massachusetts, to the extent required to perform this Agreement. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any states.

2.7. The Distributor represents and warrants that the Distributor is duly registered as a broker-dealer under the 1934 Act, is a member in good standing with the NASD, and is duly registered as a broker-dealer under applicable state securities laws; its operations are in compliance with applicable law, and it will distribute the Fund shares according to applicable law.

2.8. The Distributor, on behalf of the Investment Manager, represents and warrants that the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940 and is in compliance with applicable federal and state securities laws.


                ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS;
                      SALES MATERIAL AND OTHER INFORMATION

3.1  At least annually, the Fund or its designee shall provide the Company, free
of charge, with   "camera ready" copy of the new prospectus as set in type, or, at the request of the Company, as a diskette in the form sent to a financial printer, and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the shares printed together in one document. The Fund or its designee shall bear the cost of printing and mailing the Fund's prospectus portion of such document for distribution to Contract owners of existing Contracts, and the Company shall bear the expenses of printing and mailing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined document where used for distribution to prospective purchasers.

3.2 The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available from the Distributor (or, in the Fund's discretion, from the Fund),and the Distributor (or the Fund) at its expense, shall print, or otherwise reproduce, and provide a copy of such SAI free of charge to the Company for itself and for any Contract owner who requests such SAI.


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3.3  The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund or its designee shall bear the cost of printing, duplicating, and mailing of these documents to current Contract owners, and the Company shall bear the cost for such documents used for purposes other than distribution to current Contract owners.

3.4. The Company shall furnish each piece of sales literature or other promotional material in which the Fund or the Investment Manager or the Distributor is named to the Fund and the Distributor prior to its use. No such material shall be used, except with the prior written permission of the Fund and the Distributor. The Fund and the Distributor agree to respond to any request for approval on a prompt and timely basis. Failure to respond shall not relieve the Company of the obligation to obtain the prior written permission of the Fund or the Distributor.

3.5. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Fund Registration Statement or Fund Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Distributor, except with the prior written permission of the Fund or the Distributor. The Fund and the Distributor agree to respond to any request for permission on a prompt and timely basis. Failure to respond shall not relieve the Company of the obligation to obtain the prior written permission of the Fund or the Distributor.

3.6. The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in published reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in writing by the Company, except with the prior written permission of the Company. The Company agrees to respond to any request for permission on a prompt and timely basis. Failure to respond shall not relieve the Fund or the Distributor of the obligation to obtain the prior written permission of the Company.

3.7. Each party will provide to the other party copies of draft versions of any registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

3.8. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in


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a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, Statements of Additional Information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

                             ARTICLE IV.  VOTING

4.1   Subject to applicable law, the Company shall:

(a)  solicit voting instructions from Contract Owners;

(b) vote Fund shares of each Portfolio attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

(c) vote Fund shares of each Portfolio attributable to Contract Owners for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been timely received; and

(d) vote Fund shares of each Portfolio held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as Fund shares of such Portfolio for which instructions have been timely received.

The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth
above.   The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

4.2 Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt.

4.3 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.


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                         ARTICLE V.  FEES AND EXPENSES

5.1. The Fund and Distributor shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses, then the Distributor may make payments to the Company in
amounts agreed to by the Company and the Distributor in writing.   The Fund
currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act or in contravention of such rule,
although it may make payments pursuant to Rule 12b-l in the future.   Nothing
herein shall prevent the parties from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and/or the Accounts.

5.2. All expenses incident to performance by the Fund under this Agreement (including expenses expressly assumed by the Fund pursuant to this Agreement) shall be paid by the Fund to the extent permitted by law. Except as may otherwise be provided in Sections 1.4 and 3.1 of this Agreement (or Article VII, as it may be amended), the Company shall not bear any of the expenses for the cost of registration and qualification of the Fund shares under Federal and any state securities law, preparation and filing of the Fund Prospectus and Fund Registration Statement, Fund proxy materials and reports, setting the Fund Prospectus in type, setting in type and printing and distributing the Fund proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any Federal or state securities law, all taxes on the issuance or transfer of Fund shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-l under the 1940 Act.

                    ARTICLE VI.  COMPLIANCE UNDERTAKINGS

6.1. The Fund undertakes to comply with Sub-chapter M and Section 817(h) of the Code, and all regulations issued thereunder.

6.2. The Company shall amend the Contracts Registration Statement under the 1933 Act and the Account's Registration Statement under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws of the various states.

6.3. The Fund shall amend the Fund Registration Statement under the 1933 Act and the 1940 Act from time to time as required in order to effect for so long as Fund shares are sold the continuous offering of Fund shares as described in the then currently effective Fund Prospectus. The Fund shall register and qualify Fund shares for sale to the extent required by applicable securities laws of the various states.

6.4. The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably probable that such Contract would be a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).


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6.5.  To the extent that it decides to finance distribution expenses pursuant to
Rule 12b-l, the Fund undertakes to have a Board of Trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-l to finance distribution expenses.


                         ARTICLE VII.  POTENTIAL CONFLICTS

The following provisions apply effective upon (a) the issuance of the Shared Funding Exemptive Order, and (b) investment in the Fund by a separate account of a Participating Insurance Company supporting variable life insurance contracts.

7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

7.3 If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (I.E. annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would prelude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account


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

provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the company for the purchase (and redemption) of shares of the Fund.

7.6 For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if fan offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determination by a majority of the disinterested members of the Board.

7.7 If and to the extent the Shared Funding Order contains terms and conditions different from Sections, 3.4, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Shared Funding Exemptive Order, and Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of the Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                         ARTICLE VIII.  INDEMNIFICATION

8.1.  Indemnification by the Company

The Company agrees to indemnify and hold harmless the Fund, the Distributor and each person who controls or is associated with the Fund or the Distributor within the meaning of such terms under the Federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Fund or the Distributor (or a person authorized in writing to do so on behalf of the Fund or the Distributor) for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by or on behalf of the Company (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature of the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; or

     (d) arise out of any material breach by the Company to provide the services and furnish the materials required under the terms of this Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Fund shares on a timely basis in accordance with the procedures set forth in Article I.

This indemnification will be in addition to any liability which the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

8.2.  Indemnification by the Distributor

The Distributor agrees to indemnify and hold harmless the Company and each person who controls or is associated with the Company within the meaning of such terms under the Federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus (or any amendment or supplement thereto) or sales literature of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Fund or the Distributor for use in the Fund Registration Statement, Fund Prospectus (or any amendment or supplement thereto) or sales literature for the Fund or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     ((b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by the Distributor or the Fund (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature of the Fund not supplied by the Distributor or the Fund or persons under their control) or wrongful conduct of the Distributor or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature for the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor of the Fund to the Company (or a person authorized in writing to do so on behalf of the Fund or the Distributor); or

     (d) arise as a result of any material breach by the Distributor or the Fund to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement).

This indemnification will be in addition to any liability which the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

8.3.  Indemnification Procedures

After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

8.4  Limitation of Liability

Notwithstanding anything to the contrary above, Company and its respective officers, directors, employees and agents shall not be responsible for, and the Fund and the Distributor shall indemnify and hold harmless the Company from and against any and all losses, damages, charges, costs, reasonable attorney's fees, payments, expenses and liabilities arising out of or attributable to the reasonable reliance on information, records or documents furnished by or on behalf of the Distributor or the Fund. Without limiting the generality of the foregoing, the Company shall not be liable for any error, delay, or failures to provide services under this Agreement attributable, in whole or in part, to the error, delay, or failure of the Distributor, the Fund or their agents in making the daily net asset value per share of the Portfolios available to the Company.

                          ARTICLE IX.  APPLICABLE LAW

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Massachusetts, without giving effect to the principles of conflicts of laws.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

                           ARTICLE X.  TERMINATION

10.1.  This Agreement shall terminate:

     (a) at the option of any party upon six months advance written notice to the other parties, such termination to be effective no earlier than one year following the date on which the first Contract is issued to the public; or

     (b) at the option of the Company if shares of any or all Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company. Prompt notice of the election to terminate for such cause shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of Fund shares to meet the requirements of the Contracts within said ten-day period; or

     (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder; or

     (d) at the option of the Company upon institution of formal proceedings against the Fund by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body; or

     (e) upon requisite vote of the Contract Owners having an interest in the affected Portfolio and the written approval of the Distributor (unless otherwise required by applicable law), to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts; or

     (f) at the option of the Fund in the event any of the Contracts are not registered, issued or sold in accordance with applicable Federal and/or state law; or

     (g) by either the Company or the Fund upon a determination by a majority of the Board, or a majority of disinterested Board members, that an irreconcilable material conflict exists among the interests of (i) all Product owners or (ii) the interests of the Participating Insurance Companies investing in the Fund; or

     (h) at the option of the Company if any series of the Fund or the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes based on an opinion of counsel satisfactory to the Fund that the series or Fund may fail to so qualify and the Fund does not take reasonable steps to ensure qualification; or

     (i) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article VI hereof; or

     (j) at the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify; or

     (k) at the option of either the Fund or the Distributor if the Fund or the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Distributor; or

     (l) at the option of the Company, if (1) the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Distributor shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or (2) the Company shall have notified the Fund in writing of such determination and the basis therefore, and (3) after sixty (60) dates after notice the Company again makes the same determination;

     (m) upon the assignment of this Agreement (including, without limitation, any transfer of the Contracts or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the non-assigning party consents thereto or unless this Agreement is assigned to an affiliate of the Distributor; or

     (n) at the option of Company, as one party, or the Fund and the Distributor, as one party, upon the other party's material breach of any provision of this Agreement.


10.2.  Notice Requirement

Except as otherwise provided in Section 10.1, no termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination.
Furthermore:

     (a)  In the event that any termination is based upon the provisions of
Article VII or the provisions
of Section 10.1(a) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

     (b)  in the event that any termination is based upon the provisions of
Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination; and

     (c)  in the event that any termination is based upon the provisions of
Section 10.1(e) of this Agreement, such prior written notice shall be given at least sixty (60) days before the date of any proposed vote to replace the Fund's shares.

10.3. Except as necessary to implement Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in an Account).

10.4.  Effect of Termination

     (a)  Notwithstanding any termination of this Agreement pursuant to Section
10.1 of this Agreement, the Fund and the Distributor may, at the option of the Fund, continue to make available additional Fund shares for so long after the termination of this Agreement as the Fund desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund or Distributor so elects to make additional Fund shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

     (b)  In the event of a termination of this Agreement pursuant to Section
10.1 of this Agreement, the Fund and the Distributor shall promptly notify the Company whether the Distributor and the Fund will continue to make Fund shares available after such termination. If Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for Section 10.1(a) and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

     (c) The parties agree that this Section 10.4 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement.


          ARTICLE XI.  APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS

The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new classes of variable annuity contracts and variable life insurance policies to be issued by the Company through Separate Accounts investing in the Fund. The provisions of this Agreement shall be equally applicable to each such class of contracts or policies, unless the context otherwise requires.

                             ARTICLE XII.  NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

            The Palladian Trust
            Attn:  President
            4225 Executive Square, Suite 270
            La Jolla, CA 92037

If to the Distributor:

            Western Capital Financial Group, Inc.
            Attn:  President
            4285 Executive Square, Suite 325
            La Jolla, CA 92037

If to the Company:

            Richard M. Reilly
            President
            Allmerica Financial Life Insurance and Annuity Company 440 Lincoln Street
            Worcester, MA 01653


                        ARTICLE XIII.  MISCELLANEOUS

13.1 All persons dealing with the Fund must look solely to the property of such Fund, and in the case of a series company, the respective Designated Portfolio listed on Schedule A hereto as though such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

13.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

13.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Delaware Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with variable annuity laws and regulations and any other applicable law or regulations.

13.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

13.9 A copy of the Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Declaration of Trust has been executed on behalf of the Fund by certain Trustees in their capacity as Trustees of the Trust and not individually. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

COMPANY:    ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

               By: /s/ Richard M. Reilly
                   -------------------------------------

               Title: President
                      ----------------------------------

               Date: 10/16/96
                     -----------------------------------



FUND:          THE PALLADIAN TRUST

               By: /s/ M. Michael Schwartz
                   -------------------------------------

               Title: President
                      ----------------------------------

               Date: 10/24/96
                     -----------------------------------



DISTRIBUTOR:   WESTERN CAPITAL FINANCIAL GROUP, INC.

               By: /s/ M. Michael Schwartz
                   -------------------------------------

               Title: President
                      ----------------------------------

               Date: 10/24/96
                     -----------------------------------

                                  SCHEDULE A


Name of Separate Account
(Date Authorized
By Board of Directors)                Contracts             Designated Portfolios
----------------------                ---------             ---------------------
Fulcrum Separate Account     Policy Form 3025-96/8025-96   Value Portfolio
(June 13, 1996)                                            Growth Portfolio
                                                           International Growth
                                                           Portfolio
                                                           Global Strategic Income
                                                           Portfolio
                                                           Global
                                                           Interactive/Telecomm
                                                           Portfolio



Fulcrum  Variable Life                                     Value Portfolio
Separate Account                                           Growth Portfolio
(June 13, 1996)                                            International Growth
                                                           Portfolio
                                                           Global Strategic Income
                                                           Portfolio
                                                           Global
                                                           Interactive/Telecomm
                                                           Portfolio
